Exhibit 99.2

Exhibit 99.2 - Joint Filers’ Signatures

Designated Filer: Gurnet Holding Company

Issuer & Ticker Symbol: Corium International, Inc. (CORI)

Date of Event Requiring Statement: October 11, 2018

GURNET HOLDING COMPANY
By:
/s/ James B. Singleton
Name: James B. Singleton
Title: Secretary
Date: October 22, 2018

GURNET MERGER SUB, INC.
By:
/s/ James B. Singleton
Name: James B. Singleton
Title: President
Date: October 22, 2018

GURNET POINT L.P.
By:
/s/ James B. Singleton
Name: James B. Singleton
Title: Manager of Waypoint International GP LLC, in its capacity as General Partner of Gurnet Point L.P.
Date: October 22, 2018

WAYPOINT INTERNATIONAL GP LLC.
By:
/s/ James B. Singleton
Name: James B. Singleton
Title: Manager
Date: October 22, 2018